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                                                                    EXHIBIT 99.1




                                                        Contact Rita McKay
Friday, February 7, 1997                                (810) 512-2698
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                         CHRYSLER CONFIRMS $500 MILLION
                               ISSUE OF DEBENTURES


         AUBURN HILLS, MICH. -- Chrysler Corporation confirmed the completion today of a Rule 144A sale to institutional investors of $500 million in aggregate principal amount of the Company's 7.45% Debentures due 2097. The Debentures will rank equally with all other unsecured and unsubordinated indebtedness of the Company.
         In line with previously announced plans, Chrysler issued the Debentures to replace cash utilized in the repurchase in December 1996 of a portion of the Auburn Hills Trust Guaranteed Exchangeable Certificates Due 2020.
         The Debentures have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold absent registration under, or an applicable exemption from the registration requirements of, such Act.
         No further information is being made available at this time.

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